NEGOTIABLE PROMISSARY NOTE


$ 17,620,752.47                                                    November 2000


FOR VALUE RECEIVED, the undersigned, DHB Capital Group Inc., whose corporate offices are located at 555 Westbury Avenue, Carle Place, New York 11514 (the "Maker") does hereby promise to pay to the order of DAVID BROOKS, whose residence is located at 20 Red Ground Road, Old Westbury, New York 11568 (the "Holder"), the principal sum of Seventeen Million Six Hundred Twenty Thousand Seven Hundred Fifty Two Dollars and Forty Seven Cents, ($17,620,752.47), (the "Principal"), together with the interest at the rate of twelve per cent (12%) per annum.

Principal and interest shall be due payable on November 1, 2002.

Upon any default hereunder, the Maker and any signer, guarantor or endorser hereof shall pay all costs of collection, including attorney's fees, whether or not suit is commenced, paid or incurred in enforcing this note. After maturity or in the event of default this Note shall bear interest at the rate of 6% per annum greater than the set forth above.

All Principal and interest hereunder is payable in lawful money of the United States of America at the residence of the Holder at the address shown above, or at such other place as may be designated in writing by the Holder of the Note, in immediately available funds.

No delay or omission on the pat of the Holder hereof in exercising any right hereunder shall operate as a waiver of such right or a remedy on any future exercise therefore or the exercise provided for in this Note preclude another or further exercise therefore or the exercise of any right, power or remedy provided hereunder, or by law or equity or otherwise.

The Maker of this Note for itself and its legal representatives, successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, any exemption other provision of bankruptcy laws or insolvency laws, and consents that the Holder hereof may release or surrender, exchange or substitute any personal property or any other collateral security now held or which may hereafter be held as security for the payment of he Note, and may extend the time for payment or otherwise modify the terms of payment of any other part or the whole of the debt evidenced hereby.

All agreements between the Maker and the Holder hereof are expressly limited so that no contingency or event whatsoever, whether by reason of acceleration of the maturity of the indebtedness or otherwise, shall cause the amount paid or agreed to be paid to the Holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby to exceed the maximum permissible amount paid or agreed to be paid to the Holder hereof under applicable law. If for any circumstance whatsoever, fulfillment of any provision hereof or at the time performance of such provision shall be due, shall involve



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transcending  the limit of the validity  prescribed  by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and from any circumstance the Holder hereof should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the payment of interest. As used herein, the term "applicable Law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate, then this Note shall be governed by such new law as of its effective date.

The Holder may enter on the grid attached to this Note, appropriate notations evidencing advances and payments of the principal hereunder.

This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed and enforced in accordance with the laws of the New York.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.


                                      DHB CAPITAL GROUP INC.,


                                      Name:
                                      Title: Treasurer